                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                     3CI COMPLETE COMPLIANCE CORPORATION
--------------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the
                            Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                NOT APPLICABLE
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                NOT APPLICABLE
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                NOT APPLICABLE
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                NOT APPLICABLE
                ----------------------------------------------------------
           (5)  Total fee paid:
                NOT APPLICABLE
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                NOT APPLICABLE
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                NOT APPLICABLE
                ----------------------------------------------------------
           (3)  Filing Party:
                NOT APPLICABLE
                ----------------------------------------------------------
           (4)  Date Filed:
                NOT APPLICABLE
                ----------------------------------------------------------

                      3CI COMPLETE COMPLIANCE CORPORATION
                           910 PIERREMONT, SUITE 312
                          SHREVEPORT, LOUISIANA 71106
                                 (318) 869-0440

                                                               February 24, 2000

Dear Stockholder:

    You are cordially invited to attend the annual meeting of stockholders of 3CI Complete Compliance Corporation (the "Company") to be held at Citicorp Plaza, 8410 W. Bryn Mawr, Suite 115, Chicago, Illinois 60631, at 1:00 p.m. central time on Tuesday, April 4, 2000.

    Matters to be considered and acted upon by the stockholders include the election of seven directors and such other matters as may properly come before the meeting. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

    The directors urge each stockholder, whether or not intending to attend the meeting in person, to execute the enclosed proxy and return it in the enclosed envelope. Returning a proxy will not prevent a stockholder from voting in person at the meeting.

                                          Sincerely,

                                          [SIGNATURE]

                                          Jack W. Schuler
                                          CHAIRMAN OF THE BOARD

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      3CI COMPLETE COMPLIANCE CORPORATION
                           910 PIERREMONT, SUITE 312
                          SHREVEPORT, LOUISIANA 71106
                                 (318) 869-0440
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 4, 2000

                            ------------------------

    Notice is hereby given that the annual meeting of stockholders of 3CI Complete Compliance Corporation, a Delaware corporation (the "Company"), will be held at 1:00 p.m., central time, on Tuesday, April 4, 2000, at Citicorp Plaza, 8410 W. Bryn Mawr, Suite 115, Chicago, Illinois 60631, for the following purposes:

    1.  To elect a board of seven directors to serve for the ensuing year; and

    2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    The board of directors has fixed the close of business on February 9, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only those stockholders of record on that date will be entitled to notice of and to vote at the meeting.

    A complete list of the stockholders entitled to vote at the meeting will be open for inspection at the Company's offices during normal business hours by any holder of common stock, for any purpose germane to the meeting, for a period of ten days before the meeting.

    Your participation in the Company's affairs is important. To insure your representation, whether or not you expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage prepaid envelope that has been provided for your convenience. Stockholders who attend the meeting may revoke their proxies and vote in person if they so desire.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Curtis W. Crane
                                          SECRETARY

February 24, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      3CI COMPLETE COMPLIANCE CORPORATION
                           910 PIERREMONT, SUITE 312
                          SHREVEPORT, LOUISIANA 71106
                                 (318) 869-0440
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 4, 2000
                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of 3CI Complete Compliance Corporation (the "Company") for use at the Company's annual meeting of stockholders to be held at Citicorp Plaza, 8410 W. Bryn Mawr, Suite 115, Chicago, Illinois 60631, at
1:00 p.m. central time on Tuesday, April 4, 2000, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to the Company's stockholders on or about February 24, 2000.

    The Company will bear all costs of solicitation of proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

REVOCABILITY OF PROXIES

    Any stockholder giving a proxy has the power to revoke it at any time before it is exercised, by delivering to the secretary of the Company at its principal executive offices located at 910 Pierremont, Suite 312, Shreveport, Louisiana 71106, a written notice of revocation or another duly executed proxy bearing a later date. A stockholder also may revoke his or her proxy by attending the meeting and voting in person. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

RECORD DATE, VOTING AND SHARE OWNERSHIP

    Only holders of record of common stock, par value $.01 per share (the "Common Stock"), of the Company at the close of business on February 9, 2000 (the "Record Date"), are entitled to notice of and to vote at the meeting and at any adjournment thereof. Each share of Common Stock is entitled to one vote. On the Record Date, there were outstanding and entitled to vote 9,198,325 shares of Common Stock.

    The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the meeting. A proxy, if received in time for voting and not revoked, will be voted at the meeting in accordance with the instructions contained therein. Where a choice is not so specified, the shares represented by the proxy will be voted "for" the election of the nominees for directors listed herein. A stockholder marking the proxy "Abstain" will not be counted as voting in favor of or against the particular proposals from which the stockholder has elected to abstain.

    Votes cast at the meeting will be tabulated by a duly appointed inspector of election. The inspector will treat shares represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector will treat shares represented by "broker non-votes" as present for purposes of determining a quorum, although such shares will not be voted on any matter for which the record holder of such shares lacks authority to act. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners of persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity; and
(iii) the record holder has indicated on the proxy card or has otherwise notified the Company that it does not have authority to vote such shares on that matter.

                             ELECTION OF DIRECTORS

NOMINEES

    At the meeting, seven nominees are to be elected to the Company's board of directors, each director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Unless a proxy specifies otherwise or withholds authority to vote for one or more nominees named thereon and described below, the shares represented by the proxy will be voted for the election of these seven nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the board, or the board may be reduced accordingly. The board is unaware of any circumstances likely to render any nominee unavailable.

    Certain information with respect to the nominees is set forth below:

                                                                                          COMMON STOCK
                                                                                      BENEFICIALLY OWNED(1)
                                                                                     -----------------------
                                                                          DIRECTOR                 PERCENT
NAME                                         POSITION            AGE       SINCE      SHARES     OF CLASS(2)
----                                   ---------------------   --------   --------   ---------   -----------
Jack W. Schuler......................  Chairman of the board      59        1998           --          *
Charles D. Crochet...................  Director, president        41        1994      209,659        2.2%
Mark C. Miller.......................  Director                   43        1998           --          *
Frank J.M. ten Brink(3)..............  Director                   43        1998           --          *
Anthony J. Tomasello(4)..............  Director                   53        1998           --          *
David J. Schoonmaker(3)(4)...........  Director                   55        1998       97,000        1.0
Robert M. Waller(3)(4)...............  Director                   55        1999       50,000          *

------------------------

*   Less than one percent.

(1) Includes all shares with respect to which each person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or direct voting of such shares, or to dispose or direct the disposition of such shares.

(2) Based on 9,198,325 shares of Common Stock outstanding at February 15, 2000, plus for each beneficial owner, those number of shares underlying options or warrants held by such director exercisable within 60 days of the meeting.

(3) Member of audit committee.

(4) Member of compensation committee.

    JACK W. SCHULER has served as a director since October 1998. Mr. Schuler has served as chairman of the board of directors of Stericycle, Inc. ("Stericycle") since January 1990. Stericycle owns 100% of the capital stock of Waste
Systems, Inc. ("WSI"), which is the Company's majority stockholder. From
January 1987 to August 1989, Mr. Schuler served as president and chief operating officer of Abbott Laboratories, where he served as a director from April 1985 to August 1989. Mr. Schuler serves as chairman of the board of directors of Ventana Medical Systems, Inc., and as a director of Chiron Corporation and Medtronic, Inc. He is a co-founder of Crabtree Partners LLC, a private investment firm formed in June 1995. Mr. Schuler received a B.S. in mechanical engineering from Tufts University and an M.B.A. from the Stanford University Graduate School of Business Administration.

    CHARLES D. CROCHET has served as president and a director since
February 1994. Mr. Crochet founded and served as president of a predecessor of the Company and has worked in the medical waste business since 1988. Before 1988, Mr. Crochet was employed for over ten years in senior positions with two public companies engaged in the business of hazardous waste management.
Mr. Crochet received a B.S./B.A. in business management from the University of Southwestern Louisiana.

    MARK C. MILLER has served as a director since October 1998. Mr. Miller has served as president, chief executive officer and as a director of Stericycle since May 1992. From May 1989 until he joined Stericycle, Mr. Miller served as vice president for Pacific Asia and Africa in the International Division of Abbott Laboratories, which he joined in 1976, and where he held several management and marketing positions. He is a director of Affiliated Research Centers, Inc., which provides clinical research for pharmaceutical companies, and is a director of Lake Forest Hospital. Mr. Miller received a B.S. in computer science from Purdue University.

    FRANK J.M. TEN BRINK has served as a director since October 1998. Mr. ten Brink has served as Stericycle's vice president, finance and chief financial officer since June 1997. From 1991 until 1996, he served as chief financial officer of Hexacomb Corporation, and from 1996 until joining Stericycle, he served as chief financial officer of Telular Corporation. Before 1991, Mr. ten Brink held various financial management positions with Interlake Corporation and Continental Bank of Illinois. He received a B.B.A. in international business and an M.B.A. in finance from the University of Oregon.

    ANTHONY J. TOMASELLO has served as a director since October 1998.
Mr. Tomasello has served as Stericycle's vice president, operations, since August 1990. For eight years before joining Stericycle, Mr. Tomasello was president and chief operating officer of Pi Enterprises and Orbital Systems, companies providing process and automation services. Mr. Tomasello received a B.S. in mechanical engineering from the University of Pittsburgh.

    DAVID J. SCHOONMAKER has served as a director since February 1998.
Mr. Schoonmaker has served as president and chief executive officer of RxThermal, Inc., a company that permits, designs, builds, and operates medical waste treatment facilities, since 1989. Mr. Schoonmaker also has been president of BMWNC, Inc., a commercial incinerator of medical waste, since 1995.
Mr. Schoonmaker received a B.S. in chemistry from the University of California and an M.B.A. from California State College.

    ROBERT M. WALLER has served as a director since April 1999. Mr. Waller has served as president of RMW Logistics since 1994. From 1992 until 1994
Mr. Waller served as chief operating officer of DSC Logistics. Mr. Waller received a B.S. in business administration from Northwestern University and an M.B.A from Lake Forest Graduate School of Management.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

    The Company's business is managed by or under the direction of the board of directors and its committees. The board establishes corporate policies, approves major business decisions and monitors the performance of the Company's management. The Company's full-time officers and executive employees perform the Company's day-to-day management functions and operating activities. The board met six times in fiscal 1998 and all directors attended 75% or more of the meetings.

    The board of directors has established an audit committee and a compensation committee. The audit committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with the independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The audit committee held two meetings in fiscal 1999 and all members of the committee attended both of the meetings. The compensation committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to officers of the Company and administers the Company's 1992 Stock Option Plan (the "1992 Option Plan"). The compensation committee met three times during fiscal 1999 and all members of the committee attended all of the meetings.

DIRECTOR COMPENSATION

    Directors who are officers or employees of the Company, or who are affiliated with Stericycle, receive no additional compensation for their services as members of the board. During the fiscal year ended September 30, 1999, Mr. Schoonmaker and Mr. Waller, the Company's only independent directors, were paid $2,000 plus expenses for each board of directors meeting they attended, and were also paid $500 for each telephonic board meeting in which they participated.

EXECUTIVE OFFICERS

    The following is a list of the executive officers of the Company, their ages, positions and offices with the Company, and periods during which they have served in such positions and offices:

NAME                                   AGE              POSITION            OFFICER SINCE
----                                 --------   -------------------------   -------------
Charles D. Crochet.................     41      President and director          1994

Curtis W. Crane....................     40      Chief financial officer,        1995
                                                secretary and treasurer

    The Company's executive officers serve at the pleasure of the board and are subject to annual appointment by the board. There are no arrangements or understandings with respect to the selection of officers and directors and there are no family relationships between any of such persons.

    Curtis W. Crane has served as chief financial officer of the Company since September 1995. Before his affiliation with the Company, Mr. Crane held senior financial positions including chief financial officer for NDE Environmental Corporation and director of finance and tax for Lone Star Steel Company.
Mr. Crane received a B.B.A. degree in accounting from the University of Texas.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of February 15, 2000, the number of shares of the Company's Common Stock owned by each director, director nominee and executive officer named in the Summary Compensation Table below, and all of the Company's directors and executive officers as a group. Unless otherwise indicated, each holder has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares of Common Stock owned by such holder.

                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------                          --------------------   ----------------
Waste Systems, Inc.(1)......................................       12,854,448(2)           75.8%
  910 Pierremont, Suite 312
  Shreveport, Louisiana 71106

American Medical Technologies, Inc..........................          925,828(3)           10.1%
  5847 San Felipe, Suite 900
  Houston, Texas 77057

James Shepherd..............................................          490,189               5.3%
  Route 3, Box 264
  Bismarck, Arkansas 71929

Jack W. Schuler.............................................               --                 *

Charles D. Crochet..........................................          209,659(4)            2.2%

Mark C. Miller..............................................               --                 *

Frank J.M. ten Brink........................................               --                 *

David Schoonmaker...........................................           97,000(5)            1.0%

Robert M. Waller............................................           50,000(6)              *

Anthony Tomasello...........................................               --                 *

Curtis W. Crane.............................................           31,200(7)              *

All directors and executive officers as a group (7                    387,859               4.1%
  persons)..................................................

------------------------

*   Under one percent.

(1) Stericycle owns 100% of the capital stock of WSI.

(2) Includes 7,750,000 shares of Common Stock issuable upon the conversion of the Company's issued and outstanding convertible preferred stock.

(3) Includes warrants to purchase 260,272 shares of Common Stock.

(4) Includes 10,172 shares held in the name of Mr. Crochet's son; options to purchase 144,000 shares of Common Stock that are currently exercisable; and warrants to purchase 15,237 shares of Common Stock that are currently exercisable.

(5) Includes 80,000 shares issuable upon the exercise of currently exercisable stock options.

(6) Consists of 50,000 shares of Common Stock issuable upon the exercise of currently exercisable stock options. Does not include 25,000 shares of Common Stock issuable upon the exercise of stock options that are not yet vested.

(7) Includes 30,000 shares of Common Stock issuable upon the exercise of currently exercisable stock options.

REQUIRED VOTE

    The seven nominees for election as directors who receive the greatest number of votes will be elected as directors. WSI, which owns 55.5% of the Company's Common Stock, intends to vote its shares in favor of the nominees listed above.

    The board of directors recommends that the stockholders vote for the election of each of the nominees listed above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to the cash compensation awarded to, earned by or paid to the Company's president for the fiscal years ended September 30, 1997, 1998 and 1999. No other executive officer received bonus and salary that exceeded $100,000 in such years.

                                                                  ANNUAL
                                                               COMPENSATION
                                                            -------------------   SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                                   YEAR      SALARY        OPTIONS/SARS
---------------------------                                 --------   --------   ---------------------
Charles D. Crochet, President.............................    1999     $160,000                --
                                                              1998     $160,000         180,000(1)
                                                                                         84,000(2)
                                                              1997     $145,000

------------------------

(1) In July 1998, Mr. Crochet received an option to purchase 180,000 shares of Common Stock at $1.50 per share that vests in annual increments of 60,000 shares on July 31 of each year for three years commencing July 31, 1999. All of such options expire July 31, 2008.

(2) Under the terms of Mr. Crochet's current employment agreement, which became effective June 1, 1998, certain options that Mr. Crochet held for a total of 122,500 shares of Common Stock were converted into new options for 84,000 shares of Common Stock and repriced. At the time of such repricing, 32,500 options had an exercise price of $3.00 per share and 90,000 options had an exercise price of $2.00 per share. The 84,000 new options have an exercise price of $1.50 per share and expire August 31, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides certain information regarding stock options granted to the Company's chief financial officer and its independent directors during the fiscal year ended September 30, 1999, including the potential realizable value over the term of the options (I.E., the period from the date of grant to the date of expiration) based upon assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future appreciation of the price of its Common Stock. The Company did not grant stock options to any other executive officer or director during the fiscal year ended September 30, 1999.

                                       % OF TOTAL                                       POTENTIAL REALIZABLE VALUE AT
                                        OPTIONS                  MARKET                 ASSUMED ANNUAL RATES OF STOCK
                          NUMBER OF    GRANTED TO               PRICE OF                PRICE APPRECIATION FOR OPTION
                          SECURITIES   EMPLOYEES    EXERCISE    STOCK AT                           TERM(2)
                          UNDERLYING   IN FISCAL    PRICE PER   TIME OF    EXPIRATION   ------------------------------
NAME                       OPTIONS      YEAR(1)       SHARE     ISSUANCE      DATE         5%        10%         0%
----                      ----------   ----------   ---------   --------   ----------   --------   --------   --------
Curtis W. Crane.........   90,000(3)      41.9%      $ 1.00      0.594       4/27/09    $56,610    $143,437    $ 1.00

David J. Schoonmaker....   75,000(4)      34.9%      $0.594      0.594       4/27/09    $29,920    $112,459    $0.594

Robert M. Waller........   50,000(5)      23.2%      $0.594      0.594       4/27/09    $18,700    $ 70,300    $0.594

------------------------

(1) The percentage shown in the table reflects options for a total of 215,000 shares of Common Stock granted to employees during the fiscal year ended September 30, 1999. All of these options were granted under the Company's 1992 Option Plan.

(2) The potential realizable value was calculated on the basis of the term of each option on its grant date, assuming that the fair market value of the underlying stock on the grant date appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(3) These options vest in three annual installments of 30,000 shares each on April 27, 2000, 2001 and 2002.

(4) Of these options, 25,000 were immediately vested and 50,000 will vest 100% on April 27, 2000.

(5) These options vest 100% on April 27, 2000.

OPTION EXERCISES AND YEAR-END VALUES

    The following table provides certain information regarding unexercised options to purchase shares of Common Stock granted by the Company to the named executives during the fiscal year ended September 30, 1999. No executives exercised any Common Stock options during fiscal 1999.

                                                    NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                   OPTIONS/SARS AT FISCAL         MONEY OPTIONS AT FISCAL
                                                          YEAR-YEAR                    YEAR-YEAR(1)
                                                 ---------------------------   -----------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                             -----------   -------------   ------------   --------------
Charles D. Crochet.............................    144,000        120,000              --              --

------------------------

(1) The exercise price per share exceeded the closing price of a share of Common Stock on September 30, 1999, and accordingly, none of Mr. Crochet's stock options were in the money at fiscal year end.

EMPLOYMENT AGREEMENTS

    Charles D. Crochet serves as president of the Company pursuant to an employment agreement that commenced on June 1, 1998 and expires May 31, 2001. The agreement extends for successive additional one year periods unless 90 days before the expiration of the contract or any extension thereof the Company gives notice to Mr. Crochet or Mr. Crochet gives notice to the Company that the agreement will terminate. Under the agreement, Mr. Crochet receives a salary of $160,000 per year, which is subject to annual adjustment to reflect any increases in the Consumer Price Index for Urban Wage Earners and Clerical Workers. Mr. Crochet is entitled to an incentive bonus in an amount determined by the board based on an incentive formula relating to the Company's earnings before interest, taxes and appreciation, and not operating profit. Mr. Crochet did not receive an incentive bonus in fiscal 1999.

    Other than as set forth above, there are no compensatory plans or arrangement with respect to any individual named in the Summary Compensation Table above or otherwise that would result from the resignation, retirement or other termination of such individual's employment with the Company or a change in control.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

    The compensation committee is responsible for establishing the Company's compensation philosophy and policies, setting the terms of and administering its option plans, reviewing and approving employment contracts and salary recommendations for executive officers and setting the compensation for the chief executive officer. The Company's overall compensation philosophy is to align the financial interests of management with those of the Company's stockholders, taking into account the Company's expectations for growth and profitability, the necessity to attract and retain the best possible executive talent and to reward its executives commensurate with their ability to enhance stockholder value. Accordingly, employment agreements with the executive officers approved by the compensation committee provide for compensation consisting of base salary, stock options and other stock-based awards. The employment agreements with the Company's executive officers also allow for significant bonuses based upon achieving certain earnings goals and the attainment of individual qualitative goals relating to the employee's position and responsibilities. The compensation committee believes that providing executives with opportunities to acquire significant stakes in the Company's growth and prosperity through grants of stock options and other incentive awards will enable the Company to attract and retain executives with the outstanding managerial abilities essential to the Company's success, motivate these executives to perform to their full potential and enhance stockholder value.

    Fiscal year 1999 compensation for Mr. Crochet as president was based on the compensation structure set forth in the employment agreement the Company entered into with Mr. Crochet in June 1998. That employment agreement provides for a base annual salary of $160,000 and incentive bonuses based on the Company's financial performance. In addition, as a further incentive, in 1998, certain of Mr. Crochet's stock options were canceled and replaced with options with a lower exercise price. The terms of Mr. Crochet's employment agreement were determined after consideration and analysis of, among other things, the Company's performance history and the relationship of the Company's performance to internal projections and targets; average cash and other compensation and equity positions of chief executive officers of selected companies deemed by the compensation committee to be comparable; and Mr. Crochet's central role in the Company's operating results. The Company's performance in fiscal 1999 improved over fiscal 1998, however, the performance goals set forth in Mr. Crochet's employment agreement were not met and he was not awarded any incentive bonus in fiscal 1999.

    The compensation committee believes that its current policies have been and will continue to be successful in aligning the financial interests of executive officers with those of the Company's stockholders and the Company's performance. Nevertheless, the compensation committee intends to continue to review whether and how to modify its policies to further link executive compensation with both individual and Company performance.

                                          David J. Schoonmaker
                                          Anthony J. Tomasello
                                          Robert M. Waller

COMMON STOCK PERFORMANCE GRAPH

    The following performance graph compares the performance of the Common Stock to the S&P 500 Stock Index and to a Peer Group of other public companies. The information was provided by the Center for Research in Security Prices (CRSP) of The University of Chicago Graduate School of Business. The Peer Group Index is comprised of New York Stock Exchange, American Stock Exchange and Nasdaq-listed companies having the standard industry classification codes 4950-4959. The graph assumes that the value of the investment in the Common Stock and each Index was 100 at September 30, 1994.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                      3CI COMPLETE COMPLIANCE CORPORATION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                      09/1994  09/1995  09/1996  09/1997  09/1998  09/1999
3CI Complete Compliance Corporation                     100.0     20.0     52.5     32.5     52.5     26.3
S&P 500 Stocks                                          100.0    129.9    156.4    219.8    240.5    307.8
NYSE/AMEX/NASDAQ Stocks (SIC 4950-4959 US Companies)    100.0    106.4    128.4    156.5    124.2     71.1
Sanitary Services

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year 1999, the following persons served on the compensation committee: David J. Schoonmaker, Anthony J. Tomasello and Robert M. Waller. None of these persons has ever served as an executive officer or employee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On December 18, 1998, WSI and the Company entered into a Loan Agreement and Note Amendment (the "New Loan") under which WSI loaned $750,000 to the Company. The New Loan bore interest at the prime rate, which was 7.75%, plus 3.0%. The outstanding principal balance of the New Loan was due and payable on September 30, 1999 and was repaid in full.

    On September 30, 1998, Stericycle acquired 100% of the common stock of WSI for $10.0 million (the "Transaction"). As a result of the Transaction, WSI became a wholly owned subsidiary of Stericycle. WSI owns 5,104,448 shares, or 55.5% of the Company's Common Stock, and 100% of the Company's outstanding convertible preferred stock, consisting of 7,000,000 shares of Series B preferred stock and 750,000 shares of Series C preferred stock. The Series B and Series C preferred stock are convertible into an aggregate of 7,750,000 shares of the Company's Common Stock.

    On October 1, 1998, WSI and the Company entered into the Amended and Restated Promissory Note (the Note). The Note was in the principal amount of approximately $5,488,000. The Note bears interest at the prime rate, which is currently 8.5%, plus 2.0%. Interest under the Note is due and payable in quarterly installments on the last business day of each calendar quarter. The outstanding principal of this Note plus accrued but unpaid interest was originally due September 30, 1999. As of September 30, 1999, the Company had exercised its option to extend the Note to March 31, 2000. Under the Note, the Company may also extend the maturity to a date not later than September 30, 2000. The Company is required to maintain a minimum level of net worth and comply with certain performance related covenants.

    During 1999, the Company made purchases of business forms from a company owned by the father of Curtis W. Crane, the chief financial officer of the Company. Payments to the business forms company during fiscal year ended September 30, 1999 totaled $70,000.

    In June 1999, the Company established a master lease agreement in the amount of $3,000,000 with LaSalle National Leasing Corporation. Of the total, $2,000,000 is to be used for the leasing of transportation equipment, and $1,000,000 for the financing of equipment, of which $633,583 had been used at September 30, 1999. This agreement is guaranteed by Stericycle.

INDEPENDENT PUBLIC ACCOUNTANTS

    The board appointed the certified public accounting firm of Ernst & Young, LLP to examine the Company's financial statements for the fiscal year ending September 30, 1999. Ernst & Young, LLP has served as the Company's independent auditors since September 10, 1999.

    Before engaging Ernst & Young, LLP, the Company had not consulted with that firm in any matter regarding either the application of accounting principles to a completed transaction or the type of audit that might be reached on the Company's financial statements.

    The Company anticipates that representatives of Ernst & Young, LLP will participate in the annual meeting of stockholders, may make a statement if they desire to do so, and will be available to respond to appropriate questions concerning the Company's financial statements.

    Heard, McElroy & Vestal, LLP served as the Company's independent auditors from October 1996 until they were dismissed on September 10, 1999. The decision to change accountants was recommended by the board. In connection with the audits of the three fiscal years ended September 30, 1998 and the subsequent interim period through September 10, 1999, there were no disagreements with Heard, McElroy, & Vestal LLP on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

    The audit reports of Heard, McElroy & Vestal, LLP on the Company's consolidated financial statements of as of and for the years ended
September 30, 1997 and 1998 did not contain any adverse opinion or disclaimer of opinion; however, the 1997 and 1998 financial statements were prepared assuming the Company would continue as a going concern. The auditors' reports included an explanatory paragraph that described circumstances that raised substantial doubt about the Company's ability to continue as a going concern.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, directors, certain officers, and beneficial owners of 10% or more of any class of the Company's Common Stock ("Reporting Persons") are required from time to time to file with the Securities and Exchange Commission reports of beneficial ownership and changes of beneficial ownership of the Company's Common Stock. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of these reports and written representations received from Reporting Persons by it with respect to the fiscal year ended September 30, 1999, the Company believes that all filing requirements applicable to the Company's Reporting Persons have been met.

OTHER MATTERS

    The board of directors does not know of any other matters that may come before the meeting; however, if any other matters are properly presented at the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their best judgment on such matters.

    The Company expects to hold its 2001 annual meeting on or about March 13, 2001. A stockholder who intends to present a proposal at the 2001 annual meeting of stockholders for inclusion in the Company's 2001 proxy statement relating to that meeting must submit such proposal by October 27, 2000. For the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Secretary.

    The Company's annual report on Form 10-K for the fiscal year ended September 30, 1999, has already been furnished to stockholders of record on February 9, 2000, or is being furnished with this proxy statement and has been filed with the Securities and Exchange Commission in Washington, D.C.

                                               By Order of the Board of Directors

                                               [SIGNATURE]
                                               JACK W. SCHULER
Dated: February 24, 2000                       CHAIRMAN OF THE BOARD OF DIRECTORS

PROXY                                                                      PROXY

                      3CI COMPLETE COMPLIANCE CORPORATION
              PROXY--ANNUAL MEETING OF STOCKHOLDERS--APRIL 4, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE

The undersigned stockholder of 3CI Complete Compliance Corporation (the "Company") hereby appoints Charles D. Crochet, Mark Miller and Frank J.M.
ten Brink, or any of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 24, 2000, at 1:00 PM, central time, at Citicorp Plaza, 8410 W. Bryan Manor, Suite 115, Chicago, Illinois, 60631, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                      3CI COMPLETE COMPLIANCE CORPORATION
   PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /

                                                                          2.  To
    consider and act upon any other matter which may
                                                                        properly
    come before the meeting or any
                                                                            ment
    thereof, and as more particularly described in
                                                                             the
                                                     FOR
                                                ALL NOMINEES       WITHHOLD
                                                  adjournAS        AUTHORITY
                                                LISTED BELOW      TO VOTE FOR
                                                 (EXCEPT AS      ALL NOMINEES
1.  Election of Directors                       MARKED BELOW)    LISTED BELOW

                                                                              to

   Nominees: Jack W. Schuler, Mark C.                / /              / /

                                                                   acknowledged.

   Miller, Frank J.M. ten Brink, Anthony I.
    Torrasetto, Charles D. Crochet, David J.

                                                                            This

   Schoonmaker and Robert M. Waller

                                                                          manner
directed herein by the undersigned stockholder. If
                                                                              no
direction is made, this proxy will be voted FOR the
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                                                                        nominees
listed in Election of Directors.
  NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

                                             ___________________________________

                                             ___________________________________
                                                 Signature of Stockholder(s)

                                             Please sign name(s) exactly as it
                                             appears hereon. Joint owners must
                                             each sign. If signing as attorney,
                                             executor, administrator, trustee,
                                             or guardian, please give your full
                                             title as it appears hereon.

                                             Dated _______________________, 2000